Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration Number: 333-221149), Form S-4 (Registration Number: 333-235728) and Form S-8 (Registration Numbers: 333-228922 and 333-213703) of FB Financial Corporation of our report dated March 18, 2019 on the consolidated financial statements of Franklin Financial Network, Inc., appearing in the Annual Report on Form 10-K of Franklin Financial Network, Inc. for the year ended December 31, 2018.

/s/ Crowe LLP

Franklin, Tennessee

February 5, 2020